UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2012

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction

of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Speedway Motorsports, Inc. (the “Company”) held on April 17, 2012, Marcus G. Smith and Tom E. Smith were reelected to the Board of Directors by the Company’s stockholders. The other members of the Board of Directors are O. Bruton Smith, William R. Brooks, Mark M. Gambill, Robert L. Rewey, and James P. Holden. In addition to reelection of two directors, the stockholders voted to approve the Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan, Amended and Restated as of April 17, 2012, reapproved the Speedway Motorsports, Inc. Incentive Compensation Plan, Amended and Restated as of February 21, 2012, and ratified the selection of PricewaterhouseCoopers LLP as the principal independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

	For	Against	Withheld	Abstentions	Broker Non-Votes
Reelection of Marcus G. Smith	38,849,121	—	444,965	—	945,262

Reelection of Tom E. Smith	39,213,387	—	80,699	—	945,262

Approval of the Speedway Motorsports, Inc. Formula Restricted Stock Plan, Amended and Restated as of April 17, 2012	32,282,232	7,005,886	—	5,968	945,262
Reapproval of the Speedway Motorsports, Inc. Incentive Compensation Plan, Amended and Restated as of February 21, 2012	37,908,466	1,373,977	—	11,643	945,262
Ratification of PricewaterhouseCoopers LLP as principal independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012	40,231,167	5,371	—	2,810	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: April 20, 2012

	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President and General Counsel